 UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report: September 26, 2022
(Date of earliest event reported)

 ITT INC.
(Exact name of registrant as specified in its charter)

Indiana	001-05672	81-1197930
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Washington Boulevard, 6th Floor
Stamford, CT 06902
(Principal Executive Office)
Telephone Number: (914) 641-2000

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1 per share	ITT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 under the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 under the Securities Exchange Act of 1934 (17 CFR 240.12b-2).                                                 Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(e) Material Amendment of Compensatory Arrangements of Chief Financial Officer
On September 26, 2022, in recognition of strong individual performance, the Compensation and Human Capital Committee (the “Committee”) of the Board of Directors of ITT Inc. (the “Company”) took the following actions in respect of the compensation of Emmanuel Caprais, Senior Vice President and Chief Financial Officer, of the Company: (i) increased his annual base salary to $600,000 per year and retained his target short-term incentive opportunity under the Company’s Annual Incentive Plan for Executive Officers of 75% of his base compensation, which equates to $450,000; (ii) increased his annual long-term incentive award target to $1,500,000; and (iii) granted performance stock units (“PSUs”) with a target value of $400,000 under the Company’s 2011 Omnibus Incentive Plan. The PSUs will be settled in shares of the Company’s common stock based on the Company’s relative total shareholder return and return on invested capital over the 2022-2024 performance vesting period, as described in greater detail in the Company’s definitive proxy statement for its 2022 Annual Meeting of Shareholders, which was filed with the Securities and Exchange Commission on April 5, 2022.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ITT Inc.
(Registrant)

September 27, 2022	By:	/s/ Mary E. Gustafsson
		Name:	Mary E. Gustafsson
		Title:	Senior Vice President and General Counsel
(Authorized Officer of Registrant)